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                                                                    Exhibit 4.2

Rights Certificate No.:     THE TERMS AND CONDITIONS OF THE    Number of Rights:
  R:                        RIGHTS OFFERING ARE SET FORTH IN
                            THE COMPANY'S PROSPECTUS DATED
                            ________ __, 2003 (THE
                            "PROSPECTUS") AND ARE
                            INCORPORATED HEREIN BY
                            REFERENCE. COPIES OF THE
                            PROSPECTUS ARE AVAILABLE UPON
                            REQUEST FROM GEORGESON
                            SHAREHOLDER, THE INFORMATION
                            AGENT.

                               FEDDERS CORPORATION
                           Incorporated under the laws
                            of the State of Delaware    CUSIP NO.: _____________

                         SUBSCRIPTION RIGHTS CERTIFICATE
    Evidencing Subscription Rights to Purchase Shares of Series A Cumulative
                     Preferred Stock of Fedders Corporation
                      Subscription Price: $23.70 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW
       YORK CITY TIME, ON __________, 2003, UNLESS EXTENDED BY THE COMPANY

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(New York, NY)
TRANSFER AGENT AND REGISTRAR

By:____________________
AUTHORIZED SIGNATURE

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof, or its assigns, to subscribe for and purchase one share of Series A Cumulative Preferred Stock, with a par value of $0.01 per share, of Fedders Corporation, a Delaware corporation, at a subscription price of $23.70 per share (the "Basic Subscription Right"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to Use of Fedders Corporation Subscription Rights Certificates" accompanying this Subscription Rights Certificate. If any shares of Series A Cumulative Preferred Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the "Excess Shares"), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the "Over-Subscription Right"). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Series A Cumulative Preferred Stock in accordance with the "Instructions as to Use of Fedders Corporation Subscription Rights Certificates" that accompany this Subscription Rights Certificate. The Rights evidenced by this Subscription Rights Certificate may also be transferred or sold by completing the appropriate forms on the reverse side hereof in accordance with the "Instructions as to Use of Fedders Corporation Subscription Rights Certificates" that accompany this Subscription Rights Certificate.

Transferable on the books of Fedders Corporation in person or by duly authorized attorney upon surrender of this Subscription Rights Certificate properly endorsed. This Subscription Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

Witness the seal of Fedders Corporation and the signatures of its duly authorized officers.

Dated: _______ __, 2003


______________________________________    ______________________________________
          Kent E. Hansen                           Robert N. Edwards
Executive Vice President and Secretary      Vice President and General Counsel
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              DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

           For delivery by mail, hand delivery or over night courier:

                     American Stock Transfer & Trust Company
                           59 Maiden Lane, Plaza Level
                            New York, New York 10038

  Delivery other than in the manner or to the addresses listed above will not constitute valid delivery.

                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1 - EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 5 below. To subscribe for shares pursuant to your Over-subscription Right, please also complete line (b) and sign under Form 5 below.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for ______________ shares  x $23.70               = $_______________
         (no. of new shares)          (subscription price)       (Payment)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT:

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares pursuant to your Over-Subscription Right:

I apply for ______________ shares  x $23.70               = $_______________
         (no. of new shares)          (subscription price)       (Payment)

(c) Total Amount of Payment Enclosed = $____________

METHOD OF PAYMENT (CHECK ONE):

[ ] Check or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to "American Stock Transfer & Trust Company, as Subscription Agent." Funds paid by an uncertified check may take at least five business days to clear.

[ ] Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at [JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021], Account #[______________].

FORM 2 - SALE OR TRANSFER TO DESIGNATED TRANSFEREE OR THROUGH BANK OR BROKER

To sell or transfer your subscription rights to another person, complete this Form and have your signature guaranteed under Form 6. To sell your subscription rights through your bank or broker, sign below under this Form 2 and have your signature guaranteed under Form 6, but leave the rest of this Form 2 blank.

For value received _____________ of the subscription rights represented by this Subscription Rights Certificate are assigned to:

________________________________________________________________________________
                          (Print Full Name of Assignee)

________________________________________________________________________________
                              (Print Full Address)

________________________________________________________________________________
                          Tax ID or Social Security No.

________________________________________________________________________________
                                  Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3 - [ ] CHECK HERE TO SELL YOUR UNEXERCISED SUBSCRIPTION RIGHTS THROUGH AMERICAN STOCK TRANSFER & TRUST COMPANY, AS SUBSCRIPTION AGENT.

If you want the Subscription Agent to attempt to sell your unexercised subscription rights, check the box above on this Form 3, sign under Form 5 and have your signature guaranteed under Form 6.

FORM 4 - DELIVERY TO DIFFERENT ADDRESS

If you wish for the Series A Cumulative Preferred Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 5 and have your signature guaranteed under Form 6.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

FORM 5 - SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

TO SELL: If I have completed Form 3, I authorize the sale by the Subscription Agent, according to the procedures described in the Prospectus, of any subscription rights represented by this Subscription Rights Certificate but not exercised hereby.

________________________________________________________________________________
Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 6 - SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2, 3 or 4.

Signature Guaranteed:
                     ___________________________________________________________
                                        (Name of Bank or Firm)

By:
   _____________________________________________________________________________
                                        (Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF FEDDERS CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT GEORGESON SHAREHOLDER, THE INFORMATION AGENT, AT (866) 835-2930.